UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

2017 Equity Incentive Plan
At the 2017 Annual Meeting of Stockholders of Apollo Endosurgery, Inc. held on June 9, 2017, or the 2017 Annual Meeting, our stockholders voted on and approved the 2017 Equity Incentive Plan, or the 2017 Plan. The 2017 Plan was previously approved, subject to stockholder approval, by our Board of Directors, or the Board, in April 2017, and the Compensation Committee of the Board subsequently approved, pursuant to authority delegated by the Board, the reservation of 1,000,000 shares of common stock for issuance under the 2017 Plan. The 2017 Plan replaces our 2016 Equity Incentive Plan, or the 2016 Plan, which was the successor to the 2006 Stock Option Plan, or the 2006 Plan, and the Lpath Amended and Restated 2005 Equity Incentive Plan, or the Lpath Plan and, collectively with the 2016 Plan and the 2006 Plan, the Prior Plans. The 2017 Plan became effective immediately upon stockholder approval at the Annual Meeting. Grants will no longer be made under the Prior Plans, but the awards that remain outstanding will continue to be governed by the terms of the applicable Prior Plan and the applicable award agreement.

The terms of the 2017 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property. No further awards may be granted under the Prior Plans. Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of common stock that may be issued under the 2017 Plan will not initially exceed 1,000,000 shares. The number of shares reserved under the 2017 Plan will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2018 and ending on (and including) January 1, 2027, in an amount equal to 4% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. However, the Board or Compensation Committee may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase.

A more complete summary of the terms of the 2017 Plan is set forth in our definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2017. That summary and the foregoing description are qualified in their entirety by reference to the text of the 2017 Plan, the forms of stock option grant notice, stock option agreement, notice of exercise and the forms of restricted stock unit grant notice and award agreement, under the 2017 Plan, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the 2017 Annual Meeting, our stockholders voted on and approved the amendment and restatement of our certificate of incorporation, or the Restated Certificate, to effect the following changes:

•	to establish a classified Board structure whereby the Board will be divided into three classes, with each class having a three year term;

•	to permit stockholder action to be taken only at a duly called annual or special meeting and to eliminate action by written consent or electronic transmission of stockholders;

•
to allow special meetings of our stockholders to be called by (i) the Chairman of the Board, (ii) the Chief Executive Officer, or (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors and eliminate the provisions allowing a special meeting of stockholders to be called upon request by the holders of the shares entitled to cast not less than 50% of the votes at the annual meeting of stockholders;

•	to designate the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for specified legal actions unless we otherwise consent; and

•
to prohibit director removal without cause and allow removal with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of common stock entitled to vote generally at an election of directors.

Our stockholders also voted on and approved the amendment and restatement of our bylaws, or the Restated Bylaws, to effect corresponding changes to reflect these amended provisions.
Immediately following the 2017 Annual Meeting, we filed the Restated Certificate with the Secretary of State of the State of Delaware.

The foregoing descriptions of the Restated Certificate and the Restated Bylaws are qualified in their entirety by reference to the Restated Certificate and the Restated Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 9, 2017, at the 2017 Annual Meeting, the following proposals were adopted by the margin indicated. Proxies for the 2017 Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.
(a) Proposal 1. Each of the eight nominees for election to the Board was elected based on the votes as listed below. Following the 2017 Annual Meeting, the Board assigned John Creecy and William D. McClellan, Jr. to serve as Class I Directors for an initial one year term, Matthew S. Crawford, R. Kent McGaughy, Jr., and Bruce Robertson, Ph.D. to serve as Class II Directors for an initial two year term, and Todd Newton, Richard J. Meelia and Rick Anderson to serve as Class III Directors for an initial three year term.

Name	Votes For	Votes Withheld	Broker Non-Votes
Todd Newton	9,745,364	22,628	335,755
Richard J. Meelia	9,743,769	24,223	335,755
Rick Anderson	9,742,928	25,064	335,755
Matthew S. Crawford	9,743,098	24,894	335,755
John Creecy	9,743,830	24,162	335,755
William D. McClellan, Jr.	9,745,364	22,628	335,755
R. Kent McGaughy, Jr.	9,745,364	22,628	335,755
Bruce Robertson, Ph.D.	9,744,001	23,991	335,755

(b) Proposal 2. The approval of the adoption of our 2017 Equity Incentive Plan and the authorization of 1,000,000 shares of common stock for issuance thereunder was approved based upon the following votes:

Votes for	9,732,356
Votes against	35,274
Abstentions	362
Broker non-votes	335,755

(c) Proposal 3. The approval of the Restated Certificate, and the Restated Bylaws, to provide for the establishment of a classified Board structure was approved based upon the following votes:

Votes for	9,581,096
Votes against	186,090
Abstentions	806
Broker non-votes	335,755

(d) Proposal 4. The approval of the Restated Certificate and the Restated Bylaws to permit stockholder action to be taken only at a duly called annual or special meeting and to eliminate action by written consent or electronic transmission of stockholders was approved based upon the following votes:

Votes for	9,597,136
Votes against	170,033
Abstentions	823
Broker non-votes	335,755

(e) Proposal 5. The approval of the Restated Certificate and the Restated Bylaws to add a provision allowing special meetings of our stockholders to be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors was approved based upon the following votes:

Votes for	9,581,496
Votes against	185,673
Abstentions	823
Broker non-votes	335,755

(f) Proposal 6. The approval of the Restated Certificate to add a new Article XI designating the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions unless we otherwise consent was approved based upon the following votes:

Votes for	9,586,724
Votes against	180,478
Abstentions	790
Broker non-votes	335,755

(g) Proposal 7. The approval of the Restated Certificate and the Restated Bylaws to prohibit director removal without cause and allow removal with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of our common stock entitled to vote generally at an election of directors was approved based upon the following votes:

Votes for	9,579,170
Votes against	188,009
Abstentions	813
Broker non-votes	335,755

(h) Proposal 8. The advisory vote on the compensation of our named executive officers was approved based upon the following votes:

Votes for	9,500,776
Votes against	13,982
Abstentions	253,234
Broker non-votes	335,755

(i) Proposal 9. The votes, on a non-binding advisory basis, on the frequency of holding future advisory votes on executive compensation were as follows:

Votes for 1 year	447,362
Votes for 2 years	234
Votes for 3 years	9,319,253
Abstentions	1,143
Broker non-votes	335,755

Based on the Board’s recommendation in the proxy statement and the voting results on this matter, the Board resolved that we will hold an advisory vote on the compensation of named executive officers every three years.
(j) Proposal 10. The selection of KPMG LLP to act as our independent registered public accounting firm for the year ending December 31, 2017 was ratified based upon the following votes:

Votes for	10,094,689
Votes against	5,973
Abstentions	3,085

Item 9.01	Financial Statements and Exhibits.

Number	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
10.1	Apollo Endosurgery, Inc. 2017 Equity Incentive Plan
10.2	Forms of stock option grant notice, stock option agreement and notice of exercise under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.
10.3	Forms of restricted stock unit grant notice and award agreement under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	June 13, 2017
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
10.1	Apollo Endosurgery, Inc. 2017 Equity Incentive Plan
10.2	Forms of stock option grant notice, stock option agreement and notice of exercise under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.
10.3	Forms of restricted stock unit grant notice and award agreement under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.